Exhibit 99.2

Immatics Corporate Presentation, March 2020 © 2020 Immatics. Not for further reproduction or distribution.

Forward Looking Statement This presentation (“Presentation”) is for informational purposes only to assist interested parties in making their own evaluation with respect to the proposed business combination (the “Business Combination”) between ARYA Sciences Acquisition Corp. (“ARYA”) and ImmaticsBiotechnologies GmbH (“Immatics” or the “Company”). The information contained herein does not purport to be all-inclusive and none of ARYA, Immatics and Jefferies LLC nor any of their respective affiliates nor any of its or their control persons, officers, directors, employees or representatives makes any representation or warranty, express or implied, as to the accuracy, completeness or reliability of the information contained in this Presentation. You should consult your own counsel and tax and financial advisors as to legal and related matters concerning the matters described herein, and, by accepting this presentation, you confirm that you are not relying upon the information contained herein to make any decision. Forward-Looking Statements. Certain statements in this presentation may be considered forward-looking statements. Forward-looking statements generally relate to future events or ARYA’s or the Company’s future financial or operating performance. For example, statements concerning timing of data read-outs for product candidates, the IND filing for IMA204, IMA301, IMA401, the Company’s focus on partnerships to advance its strategy, a two-year projection of use of proceeds and projections of future cash on hand and other metrics are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expect”, “intend”, “will”, “estimate”, “anticipate”, “believe”, “predict”, “potential” or “continue”, or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward looking statements. These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by ARYA and its management, and Immatics and its management, as the case may be, are inherently uncertain. New risks and uncertainties may emerge from time to time, and it is not possible to predict all risks and uncertainties. Factors that may cause actual results to differ materially from current expectations include, but are not limited to, various factors beyond management’s control including general economic conditions and other risks, uncertainties and factors set forth in the section entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in ARYA’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and other filings with the Securities and Exchange Commission (SEC). Nothing in this presentation should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. Neither ARYA nor the Company undertakes any duty to update these forward-looking statements. Use of Projections. This Presentation contains financial forecasts of the Company. Neither the Company’s independent auditors, nor the independent registered public accounting firm of ARYA, audited, reviewed, compiled, or performed any procedures with respect to the projections for the purpose of their inclusion in this Presentation, and accordingly, neither of them expressed an opinion or provided any other form of assurance with respect thereto for the purpose of this Presentation. These projections should not be relied upon as being necessarily indicative of future results. Additional Information. In connection with the proposed Business Combination, ARYA intends to file with the SEC a registration statement on Form F-4 containing a preliminary proxy statement and a preliminary prospectus of a newly formed company into which ARYA and the Company will combine, and after the registration statement is declared effective, ARYA will mail a definitive proxy statement/prospectus relating to the proposed Business Combination to its shareholders. This Presentation does not contain all the information that should be considered concerning the proposed Business Combination and is not intended to form the basis of any investment decision or any other decision in respect of the Business Combination. ARYA’s shareholders and other interested persons are advised to read, when available, the preliminary proxy statement/prospectus and the amendments thereto and the definitive proxy statement/prospectus and other documents filed in connection with the proposed Business Combination, as these materials will contain important information about Immatics, ARYA and the Business Combination. When available, the definitive proxy statement/prospectus and other relevant materials for the proposed Business Combination will be mailed to shareholders of ARYA as of a record date to be established for voting on the proposed Business Combination. Shareholders will also be able to obtain copies of the preliminary proxy statement/prospectus, the definitive proxy statement/prospectus and other documents filed with the SEC, without charge, once available, at the SEC’s website at www.sec.gov, or by directing a request to: ARYA Sciences Acquisition Corp., 51 Astor Place, 10th Floor, New York, New York 10003. Participants in the Solicitation. ARYA and its directors and executive officers may be deemed participants in the solicitation of proxies from ARYA’s shareholders with respect to the proposed Business Combination. A list of the names of those directors and executive officers and a description of their interests in ARYA is contained in ARYA’s annual report on Form 10-K for the fiscal year ended December 31, 2018, which was filed with the SEC and is available free of charge at the SEC’s web site at www.sec.gov, or by directing a request to ARYA Sciences Acquisition Corp., 51 Astor Place, 10th Floor, New York, New York 10003. Additional information regarding the interests of such participants will be contained in the proxy statement/prospectus for the proposed Business Combination when available. No Offer or Solicitation. This communication is for informational purposes only and does not constitute, or form a part of, an offer to sell or the solicitation of an offer to sell or an offer to buy or the solicitation of an offer to buy any securities, and there shall be no sale of securities, in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, and otherwise in accordance with applicable law. Certain information contained in this Presentation relates to or is based on studies, publications, surveys and the Company’s own internal estimates and research. In addition, all of the market data included in this presentation involves a number of assumptions and limitations, and there can be no guarantee as to the accuracy or reliability of such assumptions. Finally, while the Company believes its internal research is reliable, such research has not been verified by any independent source. This meeting and any information communicated at this meeting are strictly confidential and should not be discussed outside your organization. The reader shall not rely upon any statement, representation or warranty made by any other person, firm or corporation (including, without limitation, Jefferies LLC or any of its affiliates or control persons, officers, directors and employees) in making its investment or decision to invest in the Company. None of ARYA nor Jefferies LLC, nor any of their respective affiliates nor any of its or their control persons, officers, directors, employees or representatives, shall be liable to the reader for any information set forth herein or any action taken or not taken by any reader, including any investment in shares of ARYA or the Company. 2

Key Elements to Build a Global Leader in TCR-based Immunotherapies True Targets & Right TCRs Two technology platforms for the discovery of pHLA targets & T cell receptors Foundation to achieve the next advance in immunotherapy, particularly for solid tumors Proprietary Pipeline of Two Distinct Product Classes: Adoptive Cell Therapies & TCR Bispecifics Four ACT product candidates in clinical development covering a broad range of solid cancers Next-Generation personalized multi-target therapies designed to achieve durable clinical responses Preclinical proof of concept for TCR Bispecifics Lead Candidate with off-the-shelf availability Sustainable Fundamentals Current cash: $125m at YE 2019, no debt Strong IP estate & worldwide rights retained on lead programs Oncology-focused global leaders as partners validating and expanding our expertise, incl. Amgen, Genmab, BMS, GSK and MD Anderson Cancer Center 3

Making a Difference – Delivering the Power of T cells to Cancer Patients Discovering Targets beyond the Cancer Cell Surface to Unlock Immunotherapies for Solid Cancers CAR-T and Antibody-based TCR-based Approaches Approaches CAR- T cell receptors (TCRs) access T successful in hematological indications intracellular targets displayed as but not in solid cancers peptides on cell surface through HLA receptors Major limitation: pHLA targets represent the entire targeting surface proteins proteome, a 300% increased on cancer cells, only cancer target space vs. CAR-T and constituting approx. antibody-based approaches 25% of the proteome Immatics owns singular technologies to discover pHLA targets and TCRs to unlock The Cancer Proteome immunotherapies for solid cancers Adapted from Chandran et al., 2019 4

Proprietary Pipeline of Adoptive Cell Therapy (ACT) & TCR Bispecifics Developing Novel Treatments Across Two Distinct Product Classes 5

Recent Major Strategic Partnerships with World-leading Industry Partners Validation of Immatics’ Unique Technologies and Expertise 2017 2018 2019 “Developing Novel Bispecific 2020 Cancer Immunotherapies” “Next Generation Bispecific 2 Immatics targets Cancer Immunotherapies” Immatics XPRESIDENT®, “Strategic Collaboration XCEPTOR™ and TCER™ 3 Immatics targets to Develop Novel ACT” technologies Immatics XPRESIDENT®, “Strategic Collaboration to XCEPTOR™ and TCER™ 3 Immatics targets Develop Next-generation $30m upfront technologies Immatics XPRESIDENT®, TCR Therapeutics” $54m upfront XCEPTOR™ and ACTengine® 2 Immatics targets Focus on development of technologies Bispecifics Immatics XPRESIDENT®, Focus on development of $75m upfront XCEPTOR™ and ACTengine® Bispecifics technologies Focus on development of $50m upfront Adoptive Cell Therapies Focus on development of Adoptive Cell Therapies 6

Immatics – Delivering the Power of T cells to Cancer Patients IDENTIFY DELIVER PIONEER True Targets Therapeutic Pipelines Multi-Target Personalized and Right TCRs of ACT and TCR Bispecifics Precision Immunotherapy Two Proprietary Technology Platforms Two Distinct Product Classes Personalized & Precise as foundation for the next advance building a diverse Product candidates against multiple individual in immunotherapy, pre-clinical and clinical pipeline well characterized pHLA targets particularly for solid tumors Adoptive Cell Therapies Proprietary XPRESIDENT®–AI XPRESIDENT® ACTengine® (TCR-T) for full antigenic profiling and target selection Target Discovery ACTallo® (Next-generation) of any individual tumor >200 prioritized targets TCR Bispecifics Multi-Target/ TCR XCEPTOR™ TCER™ – Off-the-shelf Biologics with ACTolog® pilot study for multi-target ACT TCR Discovery, distinct attributes for use at Building ACTengine® warehouse for Engineering and Validation an earlier disease stage multi-target TCR-T 7

Discovery of True Cancer Targets – XPRESIDENT® Technology Platform

Prioritization of >200 pHLA Targets Covering All Target Classes



pHLA DATABASE
based on primary tissues
Cancer tissues
20 major indications
&
Normal tissues
40 tissue types covering all major organs
>2,000 cancer & normal tissues analyzed by Quantitative MS
>400 million MS/MS spectra
>20,000 experiments
>8,000 peptides filed for patent
>200
prioritized targets

TARGET CLASSES

1. **Well known and characterized parent protein** e.g. MAGE family cancer testis antigens
2. **Unknown or poorly characterized parent protein** e.g. stroma target COL6A3 exon 6
3. **Crypto-targets/Neoantigens**: Novel target class which includes RNA-edited peptides and non-classical neoantigens

COMPETITIVE ADVANTAGES

- Leading LC-MS/MS based pHLA target discovery platform
- Discovery of most relevant naturally presented targets
- Ultra-sensitive (attomolar range) & quantitative (copy number per tumor cell)
- Extensive data set on normal tissues

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Development of the Right TCR – XCEPTOR™ Technology Platform

Pioneering Novel Therapeutic Modalities: T cell Receptors (TCRs) for ACT and Bispecifics



Adoptive Cell Therapy
ACTengine®
ACTallo®
Tumor cell
pHLA
target
TCR
(membrane protein)
T cell
TCR Bispecifics
T cell engaging
receptor (TCER™)

Natural or optimized natural TCR with **micromolar affinity** and favorable **specificity** profile for genetic engineering of autologous and allogeneic T cells and direct clinical application

Proprietary **XCEPTOR™** Platform TCR Discovery, Engineering and Validation

Fast and efficient discovery of **multiple TCRs per target**

Unique XPRESIDENT®-guided **on- and off-target toxicity screening** to deselect cross-reactive TCRs

Affinity-maturated natural TCR variable domains with **nanomolar affinity** and favorable **specificity** profile

XPRESIDENT®-guided **similar peptide counterselection** during maturation

Highly potent TCR Bispecifics format with **extended half-life** and **antibody-like stability** and manufacturability

9

Immatics – Delivering the Power of T cells to Cancer Patients IDENTIFY DELIVER PIONEER True Targets Therapeutic Pipelines Multi-Target Personalized and Right TCRs of ACT and TCR Bispecifics Precision Immunotherapy Two Proprietary Technology Platforms Two Distinct Product Classes Personalized & Precise as foundation for the next advance building a diverse Product candidates against multiple individual in immunotherapy, pre-clinical and clinical pipeline well characterized pHLA targets particularly for solid tumors Adoptive Cell Therapies Proprietary XPRESIDENT®–AI XPRESIDENT® ACTengine® (TCR-T) for full antigenic profiling and target selection Target Discovery ACTallo® (Next-generation) of any individual tumor >200 prioritized targets TCR Bispecifics Multi-Target/ TCR XCEPTOR™ TCER™ – Off-the-shelf Biologics with ACTolog® pilot study for multi-target ACT TCR Discovery, distinct attributes for use at Building ACTengine® warehouse for Engineering and Validation an earlier disease stage multi-target TCR-T 10

ACTengine® – Engineered TCR-T Therapy

Autologous, Genetically Modified T cells Expressing a Novel TCR


HLA-A*02 positive
Cancer patient
Biopsy: Biomarker profiling
4 Immatics targets
IMA201, 202, 203, 204
Leukapheresis
Genetic engineering
Pre-activation
Transduction
Expansion
Individual T cell product against selected target
Lymphodepletion (Flu/ Cy)
T cell infusion
Low dose IL-2

ACTengine® IMA200 Series	
Approach	• Proprietary TCR • One target/ TCR per trial ➢ Targets from ACTolog® warehouse • 3 First-in-human trials ongoing (IMA201, IMA202, IMA203)
Study Design	• Initial cohort with **dose escalation:** T cell dose increasing from 50x10^6 to 1,000x10^6 target-specific T cells/m² • N=12-15 patients per trial Expansion cohort upon clinical signal

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pHLA Target Characteristics of Immatics' ACT Lead Programs

Comparison of our Frontrunner Targets to Clinically Validated NY-ESO-1

Ongoing clinical ACTengine® trials

	NY-ESO-1[5]	MAGEA4/A8 IMA201	MAGEA1 IMA202	PRAME IMA203	COL6A3 exon 6 IMA204
Naturally presented	Yes[1]	Yes[2]	Yes[2]	Yes[2]	Yes[2]
Specificity class[3]	1	1	1	1	2
Copy number	10-50[4]	100-1,000[2]	50-900[2]	100-1,000[2]	100-700[2]
Tumor types with significant prevalence	Synovial sarcoma (80%) Melanoma (40%) HCC (40%) ...	Sq NSCLC (50%) HNSCC (35%) Bladder carcinoma (30%) Sarcoma Subtypes (up to 80%) ...	HCC (40%) Sq NSCLC (35%) Melanoma (30%) Sarcoma Subtypes (up to 30%) HNSCC (15%) ...	Uterine carcinoma (100%) Melanoma (95%) Ovarian carcinoma (80%) Sq NSCLC (65%) Sarcoma Subtypes (up to 100%) ...	Pancreatic carcinoma (80%) Breast carcinoma (75%) Stomach carcinoma (65%) Sarcoma (65%) NSCLC (55%) Colorectal carcinoma (45%) ...

1 Natural presentation of this peptide has been validated by clinical data, 2 Validated by XPRESIDENT® mass spectrometry. Target peptide copy numbers per cell were determined by AbsQuant™ technology, 3 Internal specificity categorization used at Immatics. Specificity class 1: peptide not routinely found on any normal tissue; no relevant RNA expression detected on critical organs, Specificity class 2: peptide showing a large therapeutic window with rare detections on normal tissue and low RNA expression on critical organs. 4 Purbhoo *et al.*, J Immunol 176:7308-7316 (2006), 5 Robbins *et al.*, J Clin Onco 29(7): 917-924 (2011)

Immatics' clinical frontrunner targets show specificity profiles similar to NY-ESO-1 while having significantly higher peptide copy numbers

12

ACTengine® – Optimized Manufacturing Established cGMP Capacities to Advance Next-Generation Cell Manufacturing Developments Leukapheresis Infusion-Ready Manufacturing for ongoing ACT programs ✓ Proprietary short manufacturing process designed to produce phenotypically younger, better persisting T cells✓ T cell products are manufactured at the Evelyn H. Griffin Stem Cell Therapeutics Research Laboratory in collaboration with UTHealth, in Houston, TX ✓ 1,850 square foot state-of-the-art cGMP Facility operated by Immatics personnel ✓ Capacity: up to 48 manufacturing runs/month 13

ACTengine® – Encouraging First Patient Responses Enrollment Status and Exemplary Preliminary Biological Data on First Patients Treated ACTengine® Studies Enrollment Status 22 HLA-A*02:01-positive pts with target-positive biopsy Products successfully manufactured for 10/10 patients & first 4 patients treated at lowest dose of dose escalation scheme (50 million specific T cells/m²) Preliminary ACTengine® Data Summary Very high frequencies of persisting circulating target-specific T cells observed at lowest infused dose (up to 45%) T cell frequencies are comparable to ACTolog® despite approx. 100x lower dose Current longest observation period is 12 weeks – during this time T cells persist Serial biopsy analysis demonstrates infiltration of target-specific T cells into post-treatment tumor biopsies Cellular Immunomonitoring in Blood Molecular Immunomonitoring in Blood Molecular Immunomonitoring in Tumor IMA203 Patient #1 IMA202 Patient #2, IMA203 Patient #1 201 Pt #1 202 Pt #1 1×106 203 Pt #1 Before Infusion 1 Week Post Infusion 202 Pt #2 gDNA 1×105 IMA202 Pt#2 1×104 IMA203 Pt#1 pHLA 1×103 copies/ug 1×102 1% 45% Vector 1×101 1×100 e1312348 2 i n y y k k k k k1 A*02/irrelevant l a a e e e e e k e D D e e e e e e s e a W W W W W A*02/PRAME B W Visit January 2020 14

ACTallo® – Next Generation Off-the-shelf TCR-T Therapy Allogenic, Genetically Modified ãäT cells Expressing a Novel TCR ACTallo® T cells effectively kill tumor cells in vitro IMA301 target-positive tumor cells: U20S (~250 target copies/ cell) HLA-A*02 positive tumor cells only áâT cells (control) + tumor cells RFP+) ãäT cells (control) - + tumor cells ãäT cells (U20S ãäT cell intrinsic Are abundant in the peripheral blood Growth antitumor activity Show intrinsic anti-tumor activity Fold ãäT cells IMA301 TCR+ Naturally infiltrate solid tumors and correlate with favorable prognosis + tumor cells in allogenic áâT cells IMA301 TCR+ Are HLA-independent, thus do not cause GvHD setting + tumor cells Can be expanded rapidly to high numbers in a cGMP-compliant manner Can be effectively redirected using áâTCR or CAR constructs Are very promising for an off-the-shelf cell therapy approach 15

TCER™ – Immatics’ TCR Bispecifics Mode of Action 16

TCER™ – Engineering an off-the-shelf Biologic

immatics



Adoptive Cell Therapy
ACTengine®
ACTallo®
Tumor cell
pHLA target
TCR
(membrane protein)
T cell
TCR Bispecifics
T cell engaging receptor (TCER™)

Natural or optimized natural TCR with **micromolar affinity** and favorable **specificity** profile for genetic engineering of autologous and allogeneic T cells and direct clinical application

Proprietary **XCEPTOR™** Platform TCR Discovery, Engineering and Validation

Fast and efficient discovery of **multiple TCRs per target**

Unique XPRESIDENT®-guided **on- and off-target toxicity screening** to deselect cross-reactive TCRs

Affinity-maturated natural TCR variable domains with **nanomolar affinity** and favorable **specificity** profile

XPRESIDENT®-guided **similar peptide counterselection** during maturation

Highly potent TCR Bispecifics format with **extended half-life** and **antibody-like stability** and manufacturability

17

TCER™ – Summary IMA401 Lead Candidate Proprietary TCR Bispecifics Format TCER™ design confers superior potency and stability compared to multiple Tumor Xenograft Mouse Model alternative bispecific formats Significantly extended half life as compared to competitor molecules Very High Potency Very low concentration (low pM range) required for in vitro killing of tumor cells expressing physiological levels of target pHLA Complete tumor eradication in vivo (tumor xenograft mouse model) Distinguished Specificity Broad therapeutic window (≥ 1,000 – 10,000 fold) as defined by reactivity against tumor cells and healthy tissue cells Favorable CMC Characteristics Excellent manufacturability in CHO cells Very stable compound (stress testing in PBS) Patient Population Target-positive solid tumors, including cancers of the lung, head and neck, esophagus, sarcoma and several others 18

Immatics – Delivering the Power of T cells to Cancer Patients IDENTIFY DELIVER PIONEER True Targets Therapeutic Pipelines Multi-Target Personalized and Right TCRs of ACT and TCR Bispecifics Precision Immunotherapy Two Proprietary Technology Platforms Two Distinct Product Classes Personalized & Precise as foundation for the next advance building a diverse Product candidates against multiple individual in immunotherapy, pre-clinical and clinical pipeline well characterized pHLA targets particularly for solid tumors Adoptive Cell Therapies Proprietary XPRESIDENT®–AI XPRESIDENT® ACTengine® (TCR-T) for full antigenic profiling and target selection Target Discovery ACTallo® (Next-generation) of any individual tumor >200 prioritized targets TCR Bispecifics Multi-Target/ TCR XCEPTOR™ TCER™ – Off-the-shelf Biologics with ACTolog® pilot study for multi-target ACT TCR Discovery, distinct attributes for use at Building ACTengine® warehouse for Engineering and Validation an earlier disease stage multi-target TCR-T 19

ACTolog® – Pinoneering Personalized Multi-target T cell Therapy

Pilot Trial Using Autologous T cells Expressing Endogenous TCRs



HLA-A*02 positive
Cancer patient
Lymphodepletion (Flu/ Cy)
T cell infusion
Low dose IL-2
Biopsy: Biomarker profiling
ACTolog® target warehouse
Leukapheresis
Selection of up to 4 targets expressed on tumor
Personalized multi-target T cell product against selected targets
T cell manufacturing: priming and expansion

ACTolog® IMA101

Approach
- Personalized multi-target T cell therapy using a warehouse approach
- Autologous T cells, Endogenous TCRs
- Clinical proof of concept previously delivered in melanoma by Cassian Yee (MD Anderson Cancer Center) with single target in combination with checkpoint inhibition [Chapuis *et al.*, Sci Transl Med (2013) and Chapuis *et al.*, JCO (2016)]

Indications
- Basket trial in solid tumors

Study Design/ Status
- First-in-human trial ongoing
- Cohort 1 (ACTolog® only)
- Cohort 2 (plus Atezolizumab)
- Total of N=12 patients treated as of January 2020, up to N=20 planned

20

ACTolog® – Pioneering Personalized Multi-target T cell Therapy Preliminary Clinical Data as of January 2020 T cell Persistence in Blood 12 patients treated (various solid tumor indications). Patients Median duration of disease of the patients was 4 years (range 2-18 years) with a median of 6 previous rounds of treatment (range 2-12). Very high ACTolog® cell doses (mostly >1010) could be administered. Feasibility Patients received mostly multi-target ACTolog® products (range 1-3). ACTolog® has led to high target specific T cell levels and persistence with Biological total frequencies up to 80% of all peripheral CD8+ T cells. Response T cells exhibit a non-exhausted phenotype. Target specific T cells were detectable in post-treatment tumor biopsies T cell Infiltration into Tumor ACTolog® IMA101 is well-tolerated to date with no changes to treatment regime Pre-treatment Safety required. Post-treatment . 81 Assessment The most common adverse events were expected cytopenias associated with the 1 lymphodepleting regimen and Grade 1-2 cytokine release syndrome. 31 1 . Patients entered the trial with progressive disease, having failed the previous line Preliminary of therapy. Clinical . 24 Median time to progression was ~12 weeks (range 6 weeks to 7 months) by 02 0 Assessment 0 . RECIST1.1 (in some cases with transient tumor reduction of up to 26%). 0 0 0 0 0 0 21

Immatics' Multi-target TCR-T Strategy and Vision

Addressing Major Challenges in Immuno-oncology to Make a Therapeutic Difference



1
ACTolog®
7 Immatics' targets
Screening completed
ACTolog® = Multi-target Cell Therapy PILOT study
Delivered initial clinical data 2019
2
ACTengine®
IMA201-204
1 target/ TCR per trial
Trials recruiting
ACTengine® BLA filing(s)
for single TCR in specific indications (incl. niche)
3
Initial ACTengine® warehouse
TCR combination trials
IMA201-204 Warehouse
Personalized Multi-target TCR-T
BLA filing of ACTengine® warehouse or single TCRs
e.g. IMA204 stroma targeting plus IMA201-203 tumor targeting
4
Multi-TCR warehouse
XPRESIDENT® Target Pool
Extended Immatics TCR Warehouse
Mission to treat every patient
Single or Multi-target TCR-T product
Next generation efficacy enhancing technologies (e.g. CD4 T cells, gene editing)
Smart combination therapy
Simultaneous targeting of tumor & stroma
Overcoming tumor heterogeneity and tumor escape
Overcoming the inhibitory tumor microenvironment

22

The Leadership Team Experienced Global Leadership Team Across Europe and the US Harpreet Singh Rainer Kramer Chief Executive Officer Chief Business Officer Thomas Ulmer Steffen Walter Chief Financial Officer Chief Scientific Officer US Carsten Reinhardt Stephen Eck Chief Medical Officer Chief Medical Officer US Toni Weinschenk Jordan Silverstein Chief Technology Officer Head of Strategy 23

Strong, Focused and Highly Integrated Trans-Atlantic Organization United to Build a Global Leader in T cell Receptor-based Immunotherapies Tübingen, Germany, 120 FTEs Senior Leadership, Research and Development (XPRESIDENT®, XCEPTOR™, TCER™), Translational Development, Clinical Operations, Finance, HR, IT, QM Munich, Germany, 10 FTEs Houston, Texas , 70 FTEs Senior Leadership, Research and Development (Adoptive Cell Therapy), CMC, Clinical Operations, Regulatory Affairs, QA/QC, HR, Investor Relations Senior Leadership, Business Development, Intellectual Property, Regulatory Affairs, Communications 24

Continuously Growing IP Portfolio Protecting Proprietary Know-How Immatics’ Patent Estate – Territorial Coverage ~ 5000 applications and patents >100 patent families IP protection on >8000 cancer targets, TCRs and technology Immatics files patent applications in all major countries and regions >220 granted patents in the US >15 granted patents in Europe > 1500 granted patents overall 25

Immatics and ARYA to Merge Transaction Summary Immatics GmbH (“Immatics”) and ARYA Sciences Acquisition Corp (“ARYA”, Nasdaq: ARYA) to merge pursuant to a business combination agreement to be entered into among Immatics and a newly formed entity formed for the purpose of consummating the transaction Immatics is a clinical-stage biopharmaceutical company that combines the discovery of true targets for cancer immunotherapies with the development of the right T cell receptors to enable a robust and specific T cell response against these targets. ARYA is a special purpose acquisition company sponsored by Perceptive Advisors Expected post transaction equity value of c.$634m, assuming ARYA share price of $10 / share and no redemptions from the ARYA shareholders Transaction expected to close in June 2020 Premier Specialist Investor Base Provides Immatics with premier investor base and resources to continue executing on its development plan. Key investors of Immatics are currently dievini, AT Impf, Wellington Partners, MIG Shareholders of the combined company expected to include current Immatics and ARYA shareholders as well as PIPE from top tier Biotech / Life Sciences investors, including Perceptive Use of Proceeds At time of closing, the combined company is expected to have c.$319m(1) in cash, including proceeds from the c.$104m PIPE financing Funding is expected to primarily be used for clinical programs and technology advancements, including ACTengine®, Next Gen ACT and TCER™ technology Expected to provide runway into 2023 Key Management and Board Combined company to be led by Immatics Chief Executive Officer, Harpreet Singh, Ph.D. Anticipated directors to include experienced executives from the life sciences sector (1) Net cash after deduction of fees

Terms of Transaction Pro Forma Valuation and Ownership Pro Forma Valuation Sources of Funds (1,3) Uses of Funds (1) Pro Forma Shares Outstanding 63,383,750 Share Price (illustrative) $ 10.00 Cash Held in Trust $ 147,842,000 PF Equity Value $ 633,837,500 Issuance of Shares $ 350,000,000 Stock Consideration $ 350,000,000 Less: PF Cash $ (318,992,000) Cash on Immatics Balance Sheet $ 90,000,000 Fees(2) $ 23,000,000 Plus: PF Debt PIPE Proceeds $ 104,150,000 Remaining Cash (Balance Sheet)(3) $ 318,992,000 Implied PF Enterprise Value $ 314,845,000 Total Sources of Funds $ 691,992,000 Total Uses of Funds $ 691,992,000 Ownership (thousands of shares) (3,4) $10.00 Shares % ARYA Sponsor (Perceptive) 6,094 9.6% Sponsor Shares 3,594 5.7% PIPE Participation Shares 2,500 3.9% Public Shareholders 14,375 22.7% SPAC Public Warrant Holders(4) Current Immatics Shareholders 35,000 55.2% PIPE Investor Shares (excl. ARYA Sponsor) 7,915 12.5% Total 63,384 100.0%

Use of Proceeds After Deal Closure the Combined Company is Expected to be well Capitalized Approximately $319 million(1) of post-transaction cash on the combined company balance sheet to pursue clinical development and platform enhancements Cash runway envisaged for 3+ years Projected proceeds will be primarily used for clinical programs and technology advancements in 2020/21: Overall projected spend is estimated $80m(2) & $95m in 2020 and 2021 R&D programs: $138m(3) General corporate purposes: $37m(3) Expected cash year end 2021(1): $179m (1) Projected cash balance including cash held in trust, cash on Immatics’ balance sheet, expected PIPE volume of $104m, including transaction costs and ~$35m expenses for 1H/2020; 0% redemption and excluding cash from warrants & exercise of EIP; (2) Thereof ~$35m will occur prior to deal closure in 1H/2020; (3) Partially occurring prior to deal closure.

Milestones to Achieve the Next Advance in Immunotherapy Immatics‘ Achievements to Date Near-Term Value Inflection Points >200 prioritized targets Projected major value inflections 2020-2021 are expected to lead to a significant valuation step up Eight proprietary pipeline programs, four of them in clinical development ACTengine® ACT: Early clinical data obtained in 2019 with Next combined clinical data read-out for promising biological efficacy IMA201, 202 and 203 trials in 4Q 2020 TCER Bispecifics: Manufacturing activities started IND for IMA204 program for Lead Candidate Partnerships global leaders in the of TCER™ with field IND for the first TCER™ program IMA401 immuno-oncology including GSK (2020), BMS (2019), Genmab (2018) & Amgen (2017) Preclinical proof of concept for IMA402 Immatics brings together a breadth of technologies matched with deep knowledge of cancer-specific targets and TCRs to rapidly advance the pipeline of Adoptive Cell Therapy and TCR Bispecifics. 29

Thank you www.immatics.com Please contact us via partnering@immatics.com to learn more about partnering and licensing opportunities utilizing our platform technologies XPRESIDENT®, XCEPTOR™, IMADetect™ and AbsQuant™. 30